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                                                                  Exhibit 10.14

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

     THIS NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "Agreement") is made as of January 19, 1999 (the "Effective Date") by and between THE WHITE HOUSE, INC., and Maryland corporation (the "Company") and RICHARD SARMIENTO (the "Executive")

                                    RECITALS

     The Executive is employed by the Company as the Company's President and Chief Executive Officer.

     The execution and delivery of this Agreement by the Company and the Executive are conditions to the purchase of shares of the Company's common stock pursuant to a Stock Purchase Agreement of even date herewith, by the purchasers named therein (the "Purchasers").

     Contemporaneously with the execution and delivery of this Agreement, the Executive is selling 256,410 shares of Class A Common Stock of the Company owned by the Executive to the Purchasers for an aggregate purchase price of $300,000 (the "Purchase Price")

     Accordingly, in consideration of the receipt of the Purchase Price, and in consideration of the foregoing recitals and the agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

     1.     NONCOMPETITION AND CONFIDENTIALITY.

            (a) The Executive acknowledges that in the course of employment with the Company he has and shall become familiar with the Company's and its subsidiaries', if any (each, a "Subsidiary," and collectively, the "Subsidiaries"), "trade secrets or confidential or proprietary information" (as defined herein) and that his services have been and shall be of special, unique and extraordinary value to the Company. Therefore, the Executive agrees that, during the term of his employment with the Company ("the Term"), and for a period of one year thereafter (the "Noncompete Period"), the Executive shall not, without the prior written consent of the Company or the applicable Subsidiary, directly or indirectly, within the United States of America, own, manage, operate, control, invest in, be employed by or provide consulting services to, any company or business engaged in retail sales directly competing with the Company's or any Subsidiary's apparel businesses, as such businesses exist (or are actively being considered and pursued by the Company or any Subsidiary) during the Term and on the date of termination of the Term; provided, however, that nothing herein shall prevent the Executive from owning, as an investment, up to five percent (5%) of any class of equity

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securities issued by any competitor of the Company or any Subsidiary if such securities are publicly traded so long as the Executive has no active participation in the business of such competitor. During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary, or in any way interfere with the relationship between the Company or any Subsidiary and any employee thereof, or
(ii) induce or attempt to induce any customer, supplier, licensor, franchisee or other business relation of the Company or any Subsidiary to cease doing business with the Company or such Subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such Subsidiary.

            (b) Except as required by law or court order (notice of which shall be given to the Company or the applicable Subsidiary prior to disclosure), the Executive agrees that he will not disclose to anyone (other than the Company, any Subsidiary, or any persons employed or designated by the Company or any Subsidiary), or publish, utter, exploit or make use of any "trade secrets or confidential or proprietary information" of the Company or such Subsidiary, as long as such trade secrets and information remain "trade secrets or confidential or proprietary information" of the Company or such Subsidiary, without the prior written consent of the Company or such Subsidiary. For purposes of this Agreement, "trade secrets or confidential or proprietary information" means information (i) unique to the Company or any Subsidiary which has a business purpose and is not known or generally available from sources outside the Company and the Subsidiaries or typical of industry practice, and (ii) the disclosure of which would have an adverse effect on the business of the Company and the Subsidiaries.

            (c) The Executive acknowledges and agrees that if he breaches any of the provisions of this Section 1, the Company may suffer immediate and irreparable harm for which monetary damages alone will not be a sufficient remedy, and that, in addition to all other remedies that the Company may have, the Company shall be entitled to seek Specific performance and/or injunctive relief or any other form of equitable relief to remedy such breach by the Executive and to enforce the provisions of this Agreement. In addition, in the event of a breach or violation by the Executive of Section 1(a), the Noncompete Period shall be rolled until such breach or violation has been duly cured.

     2.     SEVERABILITY. If any covenant, provision, or agreement contained in
Section 1 hereof is found by a court having jurisdiction to be unreasonable in duration, geographic scope or character of restrictions, such covenant, provision or agreement shall not be rendered unenforceable thereby, but rather the duration, geographic scope or character of restrictions of such covenant, provision or agreement shall be deemed reduced or modified with retroactive effect to render such covenant, provision or agreement reasonable, and such covenant, provision or agreement shall be enforced as modified. If the court having jurisdiction will not review the covenant, provision or agreement, the parties hereto shall mutually agree to a revision having an effect as close as permitted by applicable law to the provision declared unenforceable. The parties hereto agree that if a court having jurisdiction determines, despite the express intent of

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the parties hereto, that any portion of the covenants, provisions or agreements contained herein are not enforceable, the remaining covenants, provisions and agreements herein shall be valid and enforceable.

     3. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to principles of conflict of laws.

     4. NOTICES. All notices, requests, demands, and other communications between the parties under this Agreement shall be in writing and shall be deemed to have been duly given if hand delivered, delivered by courier service that provides evidence of delivery, or mailed by certified or registered mail, return receipt requested with postage prepaid to:

                  If to the Executive;

                         Richard Sarmiento
                         7600 Energy Parkway
                         Baltimore, Maryland 21226

                  If to the Company;

                         The White House, Inc.
                         7600 Energy Parkway
                         Baltimore, Maryland 21226
                         Attn: President and Chairman of the Board

or to such other address as a party provides to the other party from time to time. All such notices and communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) one (1) business day after being deposited with a next-day air courier, or (iii) five (5) business days after being deposited in the mail, postage prepaid, if mailed.

     5. ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and supersedes any and all prior and contemporaneous agreements, understandings, negotiations, and discussions of the parties, whether oral or written. No amendment, modification or waiver of this Agreement shall be binding unless executed in writing by each of the parties hereto, or in the case of a waiver, by the party for whom such benefit was intended. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided in writing.

     6. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives,

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successors and permitted assigns. The Executive may not assign any of his rights or obligations hereunder without the prior written consent of the Company.

     7. REPRESENTATIONS. The Executive acknowledges that (i) he has read this Agreement in its entirely and understands all of its terms and conditions,
(ii) he has had the opportunity to consult with any individuals of his choice regarding his agreement to the provisions contained herein, including legal counsel of his choice, and any decision not to was his alone, and (ii) he is entering into this Agreement of his own free will, without coercion from any source. The Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (ii) the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and the Executive has executed this Agreement each as of the Effective Date.

WITNESS:                                COMPANY:

                                        THE WHITE HOUSE, INC.


                                        By: /s/ Patricia Barrow Smith (SEAL)
----------------------------               --------------------------
                                           Patricia Barrow Smith, Vice President

                                        EXECUTIVE:


/s/ [ILLEGIBLE]                         /s/ Richard Sermiento         (SEAL)
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                                        Richard Sermiento

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